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                       T. ROWE PRICE INTERNATIONAL FUNDS, INC.

                                ARTICLES SUPPLEMENTARY


                    T. Rowe Price International Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, and as contemplated by Articles of Amendment filed November 4, 1996, the Corporation hereby reclassifies any remaining authorized but unissued shares of common stock of T. Rowe Price Short-Term Global Income Fund into undesignated shares of common stock of the Corporation.

                    SECOND: This amendment does not change the aggregate number of shares of authorized common stock of the Corporation.

                    THIRD: The foregoing amendments have been declared advisable by the Board of Directors of the Corporation and were approved by the shareholders of the Corporation entitled to vote thereon.

                    IN WITNESS WHEREOF, T. Rowe Price International Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on March 31, 1997.

          WITNESS:                  T. ROWE PRICE INTERNATIONAL FUNDS, INC.

          /s/Patricia S. Butcher             /s/Henry H. Hopkins
          ___________________________   By:
          _________________________________
          Patricia S. Butcher                Henry H. Hopkins
          Assistant Secretary                Vice President





















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                    THE UNDERSIGNED, Vice President of T. Rowe Price
          International Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/Henry H. Hopkins

          _____________________________________
                                        Henry H. Hopkins, Vice President